EQUITABLE HOLDINGS, INC. SEVENTH AMENDED AND
RESTATED BY-LAWS
Effective as of May 21, 2025
EQUITABLE HOLDINGS, INC.
BY-LAWS
Table of Contents
Page
ARTICLE I

MEETINGS OF STOCKHOLDERS
Section 1.01.    Annual Meetings    1
Section 1.02.    Special Meetings    1
Section 1.03.    Participation in Meetings by Remote Communication    5
Section 1.04.    Notice of Meetings; Waiver of Notice    5
Section 1.05.    Proxies    6
Section 1.06.    Voting Lists    7
Section 1.07.    Quorum    7
Section 1.08.    Voting    7
Section 1.09.    Adjournment    8
Section 1.10.    Organization; Procedure; Inspection of Elections    8
Section 1.11.    Notice of Stockholder Proposals and Nominations    9
Section 1.12.    No Stockholder Action by Written Consent    15
ARTICLE II

BOARD OF DIRECTORS
Section 2.01.    General Powers    15
Section 2.02.    Number and Term of Office    15
Section 2.03.    Election of Directors    15
Section 2.04.    Regular Meetings    16
Section 2.05.    Special Meetings    16
Section 2.06.    Notice of Meetings; Waiver of Notice    16
Section 2.07.    Quorum; Voting    17
Section 2.08.    Action by Telephonic Communications    17
Section 2.09.    Adjournment    17
Section 2.10.    Action Without a Meeting    17
Section 2.11.    Regulations    17
Section 2.12.    Resignations of Directors    18
Section 2.13.    Removal of Directors    18
Section 2.14.    Vacancies and Newly Created Directorships    18
Section 2.15.    Compensation    18
Section 2.16.    Reliance on Accounts and Reports, etc    18
Section 2.17.    Chairman of the Board    18
ARTICLE III

COMMITTEES

Section 3.01.    How Constituted    18
Section 3.02.    Members and Alternate Members    19
Section 3.03.    Committee Procedures    19
Section 3.04.    Meetings and Actions of Committees    19
Section 3.05.    Resignations and Removals    19
Section 3.06.    Vacancies    20
Section 3.07.    Executive Committee    20
ARTICLE IV

OFFICERS
Section 4.01.    Officers    20
Section 4.02.    Election    20
Section 4.03.    Compensation    20
Section 4.04.    Removal and Resignation; Vacancies    20
Section 4.05.    Authority and Duties of Officers    21
Section 4.06.    Chief Executive Officer and President    21
Section 4.07.    Vice Presidents    21
Section 4.08.    Secretary    21
Section 4.09.    Treasurer    22
ARTICLE V

CAPITAL STOCK
Section 5.01.    Certificates of Stock; Uncertificated Shares    23
Section 5.02.    Facsimile Signatures    23
Section 5.03.    Lost, Stolen or Destroyed Certificates    23
Section 5.04.    Transfer of Stock    24
Section 5.05.    Registered Stockholders    24
Section 5.06.    Transfer Agent and Registrar    24
ARTICLE VI

INDEMNIFICATION
Section 6.01.    Indemnification    24
Section 6.02.    Advance of Expenses    25
Section 6.03.    Procedure for Indemnification    26
Section 6.04.    Burden of Proof    26
Section 6.05.    Contract Right; Non-Exclusivity; Survival    26
Section 6.06.    Insurance    27
Section 6.07.    Employees and Agents    27
Section 6.08.    Interpretation; Severability    27
ARTICLE VII

OFFICES
Section 7.01.    Registered Office    27
Section 7.02.    Other Offices    27
ARTICLE VIII

GENERAL PROVISIONS
Section 8.01.    Dividends    27
Section 8.02.    Reserves    28
Section 8.03.    Execution of Instruments    28
Section 8.04.    Voting as Stockholder    28
Section 8.05.    Fiscal Year    28
Section 8.06.    Seal    28
Section 8.07.    Books and Records; Inspection    29
Section 8.08.    Electronic Transmission    29
ARTICLE IX

AMENDMENT OF BY-LAWS
Section 9.01.    Amendment    29
ARTICLE X

CONSTRUCTION
Section 10.01.    Construction    29

EQUITABLE HOLDINGS, INC.
SEVENTH AMENDED AND RESTATED BY-LAWS
As amended and restated effective May 21, 2025
ARTICLE I

MEETINGS OF STOCKHOLDERS
Section 1.01. Annual Meetings. The annual meeting of the stockholders of Equitable Holdings, Inc. (the “Corporation”) for the election of directors to succeed directors whose terms expire and for the transaction of such other business as may properly come before such meeting shall be held either within or without the State of Delaware, on such date and at such place, if any, and time as exclusively may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board”), and set forth in the notice or waiver of notice of the meeting. In lieu of holding an annual meeting of the stockholders at a designated place, the Board may, in its sole discretion, determine that any annual meeting of stockholders may be held solely by means of remote communication in accordance with Section 1.03 of these By-laws. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
Section 1.02. Special Meetings.
(a) Special meetings of the stockholders of the Corporation may be called only (i) by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, or (ii) by the Corporation upon the written request delivered to the Secretary of the Corporation at the principal executive offices of the Corporation, signed and dated by one or more stockholders of record of the Corporation (the “Requesting Stockholders”) who own and, who have owned continuously for at least one year, not less than 15% of the voting power of the outstanding shares of common stock of the Corporation entitled to vote on each of the matters proposed to be considered at such special meeting, subject to Section 1.02(g) below (the “Requisite Percentage”), and who have complied with all respects of this Section 1.02. Except as otherwise required by law, notice of the special meeting shall be given by the Corporation to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 calendar days before such special meeting. Subject to these By-laws, any special meeting shall be held on such date, at such time and place, if any, within or without the State of Delaware as may be designated by the Board.
(b)     To be in proper form, any request or requests for a special meeting pursuant to Section 1.02(a)(ii) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”):
(i)    must be delivered in accordance with Section 1.02(a)(ii) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered own, and have owned continuously for at least one year, the Requisite Percentage; (b) shall not revoke such Special Meeting Request prior to the date of the special meeting; and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting;
(ii)     must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder;
(iii)     must contain (a) such information and representations required by these By-laws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to Section 1.11(a) of this Article I, and (b) without limitation of the foregoing clause (a), the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the By-laws or the operative certificate of incorporation of the Corporation (the “Certificate of Incorporation”), the language of the proposed amendment;
(iv)     must contain (a) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of any common stock of the Corporation owned by the Requesting Stockholders and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares entitled to vote at such special meeting and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and
(v)     must provide documentary evidence that, at the time the Special Meeting Request is delivered to the Secretary in accordance with these By-laws, the Requesting Stockholders own the Requisite Percentage and have owned the Requisite Percentage continuously for at least one year as of such date.
In addition, each Requesting Stockholder shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that it is true and correct as of the record date for the special meeting as set by the Board, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days following the later of the record date for such meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Corporation. In determining whether a request for a special meeting has been properly made in accordance with Section 1.02(a)(ii), multiple Special Meeting Requests delivered to the Secretary with respect to achieving the Required Percentage will be considered together only if (i) each Special Meeting Request identifies the same purpose or purposes of the special meeting and the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the Board) (which, if such purpose is the removal of directors, will mean that the identical person or persons are proposed for removal in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested or nationally recognized courier service, postage prepaid, to the attention of the Secretary of the Corporation at the Corporation’s principal executive offices within 60 days of the earliest dated Special Meeting Request.
Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested or nationally recognized courier service, postage prepaid, to the attention of the Secretary of the Corporation at the Corporation’s principal executive offices. If, following such revocation, there are unrevoked requests from other Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
(c)    The Corporation shall not be required to call a special meeting pursuant to Section 1.02(a)(ii) if, in the good faith determination of the Board, which determination shall be conclusive and binding on the Corporation and its stockholders:
(i)     the Special Meeting Request does not fully comply with these By-laws;
(ii)     the matter(s) set forth in the Special Meeting Request, relates to an item of business that is not a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”);
(iii)     the Special Meeting Request is received by the Secretary during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) 30 days after the first anniversary of the date of the previous meeting;
(iv)     an identical or substantially similar item of business, as determined in good faith by the Board in its sole and absolute discretion, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than 12 months before the Special Meeting Request is received by the Secretary;
(v)     a Similar Item was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary;
(vi)     a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary; or
(vii)     the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law. For purposes of this Section 1.02(c), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board and/or filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.
(d)    A special meeting called pursuant to Section 1.02(a)(ii) shall be held at such date, time and place, if any, as may be fixed by the Board in accordance with these By-laws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider any factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for such meeting and any plan of the Board to call an annual meeting or a special meeting.
(e)    Each Requesting Stockholder is required to (i) update and supplement the notice delivered pursuant to Section 1.02(b), if necessary, so that it is true and correct as of the record date for the special meeting, not later than 10 days following the later of the record date for such meeting day or the date notice of such record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date and updated in accordance with the requirements pursuant to Section 1.02(a) of this Article I and (ii) promptly provide any other information reasonably requested by the Corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section shall not limit the Corporation’s rights with respect to any deficiencies in any request provided by a stockholder.
(f)    To be properly brought before a special meeting pursuant to Section 1.02, business must be (i) specified in the notice of the meeting (or any supplement thereto) given in accordance with Section 1.02 or (ii) otherwise properly brought before the meeting by or at the direction of the Board. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requesting Stockholders holding the Requisite Percentage and (y) any additional matters the Board determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these By-laws, the chairman of the special meeting shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders called pursuant to Section 1.02 except in accordance with Section 1.02 or as required by the DGCL.
(g)    For purposes of calculating the Requisite Percentage, a stockholder shall be deemed to own only those shares of common stock of the Corporation as to which such person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in such shares; provided that the number of shares of common stock calculated in accordance with the foregoing clauses (i) and (ii) of this Section 1.02(g) shall not include any shares of common stock (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed as of the date of calculation, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward, contract, swap, contract of sale, or other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares of common stock or with cash based on the notional amount or value of shares of common stock, in any case which instrument or agreement has, or is intended to have, or if exercised would have the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliate’s full right to vote or direct the voting of any such shares or (B) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. The determination as to whether a stockholder owns any shares of common stock for these purposes shall be made at the sole discretion of, and in good faith by, the Board, which determination shall be conclusive and binding on the Corporation and its stockholders.
Section 1.03. Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the DGCL, as amended from time to time, and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, including by webcast, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
Section 1.04. Notice of Meetings; Waiver of Notice.

(a) The Secretary or any Assistant Secretary of the Corporation shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than 10 days nor more than 60 days prior to the meeting to each stockholder of record entitled to vote at such meeting, unless otherwise provided by the DGCL. The notice shall specify (i) the place, if any, date and time of such meeting, (ii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iii) the record date for determining the stockholders entitled to vote at the meeting, if such record date is different from the record date for determining the stockholders entitled to notice of the meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called, and (v) such other information as may be required by law or as may be deemed appropriate by the Chairman of the Board, the Secretary of the Corporation or the Board. If the stockholder list referred to in Section 1.06 of these By-laws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.
(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c) A written waiver of notice of meeting signed by a stockholder entitled to notice or a waiver by electronic transmission by a stockholder entitled to notice, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a waiver of notice. Attendance of a stockholder at a meeting is a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.
Section 1.05. Proxies.
(a) Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.

(b) A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, or by transmitting or authorizing an electronic transmission (as defined in Section 8.08 of these By-laws) setting forth an authorization to act as proxy to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.
(c) No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.
(d) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Section 1.06. Voting Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders (and before any adjournment thereof for which a new record date has been set), a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, unless the record date for determining the stockholders entitled to vote is less than 10 days before the meeting, then the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. This list shall be open to the examination of any stockholder for at least 10 days prior to the meeting for any purpose germane to the meeting as required by the DGCL or other applicable law. The list may be made available in any format, including on a reasonably accessible electronic network, provided the information required to gain access to such list is provided with the notice of the meeting or during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.
Section 1.07. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or represented by proxy of the holders of record of a majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.
Section 1.08. Voting. Except as otherwise provided in the Certificate of Incorporation or by applicable law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his, her or its name on the books of the Corporation (a) at the close of business on the record date for such meeting or (b) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. All matters at any meeting at which a quorum is present except the contested election of directors and subject to Section 2.03, shall be decided by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter in question, unless otherwise expressly provided by express provision of the Certificate of Incorporation or these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. Subject to the rights of the holders of any class or series of preferred stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of preferred stock, the contested election of directors shall be decided by the affirmative vote of the holders of at least a plurality of the votes of the outstanding shares of common stock present in person or represented by proxy at the meeting and entitled to vote in an election of directors, unless otherwise expressly provided by the Certificate of Incorporation. The stockholders do not have the right to cumulate their votes for the election of directors.
Section 1.09. Adjournment. Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of the holders of a majority of the shares of stock present in person or represented by proxy at the meeting, whether or not a quorum is present, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.04 of these By-laws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.
Section 1.10. Organization; Procedure; Inspection of Elections.
(a) At every meeting of stockholders the presiding person shall be the Chairman of the Board or, in the event of his or her absence or disability, the Chief Executive Officer and President or, in the event of his or her absence or disability, a presiding person chosen by resolution of the Board. The Secretary or, in the event of his or her absence or disability, the Assistant Secretary, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the presiding person. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the presiding person shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting. Subject to any such rules and regulations, the presiding person of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding person are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(b) Preceding any meeting of the stockholders, the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for the office of director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. The inspectors shall discharge their duties in accordance with the requirements of applicable law.
Section 1.11. Notice of Stockholder Proposals and Nominations.
(a) Annual Meetings of Stockholders. Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of the meeting (or any supplement thereto) delivered pursuant to Section 1.04 of these By-laws, (B) by or at the direction of the Board or a committee of the Board appointed by the Board for such purpose, or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 1.11(a) and, with respect to the nominations of persons for election to the Board, with the requirements of the Exchange Act, and the rules and regulations promulgated thereunder (including Rule 14a-19 thereunder) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting, subject to paragraph (c)(ii) of this Section 1.11.
(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to subclause (C) of Section 1.11(a)(i) of these By-laws, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations for persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner; (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner; (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of giving the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination; (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination; and (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation. Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving notice, beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or other person or persons (including their names) acting in concert with any of the foregoing (collectively, the “proponent persons”); (B) a description of any agreement, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) to which any proponent person is a party, the effect or intent of which is to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”); (C) to the extent not disclosed pursuant to the immediately preceding clause (B), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by a beneficial owner, if any, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (D) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (E) a copy of a fully completed and executed Director Questionnaire and a duly executed written representation and agreement by each person whom the stockholder proposes to nominate for election as a director, both in the forms required by the Corporation (which shall be provided upon written request made by a stockholder of record at the time of such request); and (F) the information required to be provided pursuant to Rule 14a-19 under the Exchange Act with respect to each person whom the stockholder proposes to nominate for election as a director. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a–8 (or any successor thereof) promulgated under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. In addition, a stockholder who has delivered a notice of nomination pursuant to this Section 1.11 shall, in accordance with Rule 14a-19 under the Exchange Act, promptly certify to the Secretary and notify the Secretary in writing, that such stockholder has met and complied with all of the requirements of these By-laws and of Rule 14a-19(a) (including for the avoidance of doubt Rule 14a-19(a)(3), which provides that a stockholder soliciting proxies in support of director nominees other than the Corporation’s nominees must solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors). A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (a)(ii) or paragraph (b) of this Section 1.11 of these By-laws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than five days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof) and not later than five days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). No later than five business days prior to the annual meeting or any adjournment, postponement, recess or rescheduling thereof, a stockholder nominating individuals for election as a director shall provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19 under the Exchange Act. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the annual meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.
(iii) Notwithstanding anything in Section 1.11(a)(ii) of these By-laws to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, then a stockholder’s notice under this Section 1.11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b) Special Meetings of Stockholders.
(i) Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation’s notice of meeting shall be conducted at such meeting. Except as otherwise provided by the DGCL, the Certificate of Incorporation, or these By-laws, the chairman of the special meeting shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with these By-laws.
(ii) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or a Committee appointed by the Board for such purpose, (2) pursuant to a Special Meeting Request made in accordance with Section 1.02, or (3) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.11(b) and, with respect to the nominations of persons for election to the Board, with the requirements of the Exchange Act, and the regulations promulgated thereunder (including Rule 14a-19 thereunder) and who is a stockholder of record at the time such notice is delivered to the Secretary and at the date of the meeting, subject to paragraph (c)(ii) of this Section 1.11.

(iii) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors of the Corporation, any stockholder entitled to vote at such meeting may nominate a person or persons, as the case may be, for election to such position(s) as specified by the Corporation, if the stockholder’s notice as required by Section 1.11(a)(ii) of these By-laws shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. No later than five business days prior to the special meeting or any adjournment, postponement, recess or rescheduling thereof, a stockholder nominating individuals for election as a director shall provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19 under the Exchange Act. The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination no longer being eligible for consideration at the meeting. If the stockholder fails to comply with the requirements of Rule 14a-19 (including because the stockholder fails to provide the Corporation with all information required by Rule 14a- 19), then the director nominees proposed by such stockholder shall be ineligible for election at the meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c) General.
(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.11 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the presiding person of a meeting of stockholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(4) of this Section 1.11), and (y) if any proposed nomination or business is not in compliance with this Section 1.11 and with the requirements of the Exchange Act and the rules and regulations promulgated thereunder (including Rule 14a-19 thereunder), to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. The Board, any committee thereof, any officer of the Corporation authorized by the Board or such committee, and the chair of the meeting shall have discretion to determine whether any stockholder’s director nomination has fully complied with these By-laws and with the requirements of the Exchange Act and the rules and regulations promulgated thereunder (including Rule 14a-19 thereunder). To facilitate the making of any such determination, any stockholder making a nomination pursuant to this Section 1.11 must, at the Corporation’s request, provide, within a reasonable time in advance of the meeting, written certifications as to his or her compliance and any evidentiary materials to support the basis for such certifications.
(ii) If the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.11 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(A) Whenever used in these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(B) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate of designation.
(C) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal as described above.
Section 1.12. No Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors, act by written consent.
ARTICLE II

BOARD OF DIRECTORS
Section 2.01. General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By-laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The directors shall act only as a Board, and the individual directors shall have no power as such.
Section 2.02. Number and Term of Office. The number of directors constituting the entire Board and the term of office for each director shall be as provided for in the Certificate of Incorporation.
Section 2.03. Election of Directors. Except as otherwise provided in Section 2.14 of these By-laws, at each meeting of the stockholders for the uncontested election of directors, provided a quorum is present, the directors shall be elected pursuant to a majority voting standard. In an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected at the meeting as of the date that is 10 calendar days prior to the earlier of (i) the date a Notice of Internet Availability of Proxy Materials is sent to stockholders in accordance with Rule 14a-16 under the Exchange Act, or (ii) the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation), each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. In any election of directors that is not an uncontested election, directors shall be elected by a plurality of the votes cast. For purposes of this section, “a majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director’s election. “Abstentions” and “broker non-votes” shall not be counted as votes cast with respect to a director’s election. Following certification of the stockholder vote in an uncontested election, any incumbent director who received a greater number of votes “against” his or her election than votes “for” his or her election shall promptly tender his or her resignation, contingent upon acceptance of such resignation by the Board of Directors in accordance with this Section 2.03, to the Chairman of the Board. The Chairman of the Board shall inform the Chair of the Nominating and Corporate Governance Committee of such tender of resignation and the Nominating and Corporate Governance Committee shall promptly consider such resignation and recommend to the Board whether to accept the tendered resignation or reject it. In deciding upon its recommendation, the Nominating and Corporate Governance Committee shall consider all relevant factors including, without limitation, the length of service and qualifications of the director who has tendered his or her resignation and the director’s contributions to the Corporation and the Board.
(a) The Board shall act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. The Board shall consider the factors considered by the Nominating and Corporate Governance Committee and such additional information and factors the Board deems relevant. The Corporation shall promptly publicly disclose the Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, in a Report on Form 8-K filed with the Securities and Exchange Commission.
(b) If a Director’s resignation is accepted by the Board, the Nominating and Corporate Governance Committee shall recommend to the Board whether to fill the vacancy created by such resignation or to reduce the size of the Board. Any director who tenders his or her resignation as provided above shall not participate in the

Nominating and Corporate Governance Committee’s or the Board’s consideration of whether or not to accept his or her tendered resignation.
(c) If a majority of the members of the Nominating and Corporate Governance Committee are required to tender their resignations as described above, the directors whom the Board has affirmatively determined to be independent in accordance with applicable stock exchange listing standards and who were not required to tender their resignations shall appoint a special committee of the Board to consider the tendered resignations and whether to accept or reject them. If all eligible independent directors described immediately above are required to tender their resignations in accordance with this section, the Board shall consider each tendered resignation without the participation of the Director whose resignation is under consideration, and determine to accept or reject the resignation.
Section 2.04. Regular Meetings. Regular meetings of the Board shall be held on such dates, and at such times and places as are determined from time to time by resolution of the Board.
Section 2.05. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the Chief Executive Officer and President or, in the event of his or her absence or disability, by the Secretary, or by a majority of the directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting.
Section 2.06. Notice of Meetings; Waiver of Notice.
(a) Notices of special meetings shall be given to each director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each director not present at the meeting adopting such resolution or other action, subject to Section 2.09 of these By-laws. Notices shall be given personally or by facsimile or email, directed to each director at the facsimile number or email address from time to time designated by such director to the Secretary. Each such notice and confirmation must be given at least 24 hours prior to the time of a special meeting, and at least five days prior to the initial regular meeting affected by such resolution or other action, as the case may be.
(b) A written waiver of notice of meeting signed by a director or a waiver by electronic transmission by a director, whether given before or after the meeting time stated in such notice, is deemed equivalent to notice. Attendance of a director at a meeting is a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at the meeting on the ground that the meeting is not lawfully called or convened.
Section 2.07. Quorum; Voting. At all meetings of the Board, the presence of a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board.
Section 2.08. Action by Telephonic Communications. Members of the Board may participate in a meeting of the Board by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section 2.09. Adjournment. A majority of the directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.06 of these By-laws applicable to special meetings shall be given to each director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting.
Section 2.10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.11. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these By-laws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate. The Board may elect from among its members one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.
Section 2.12. Resignations of Directors. Any director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such director, to the Chairman of the Board or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.
Section 2.13. Removal of Directors. Directors may only be removed in the manner set forth in the Certificate of Incorporation.
Section 2.14. Vacancies and Newly Created Directorships. Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation.
Section 2.15. Compensation. The directors shall be entitled to compensation for their services as fixed by the Board. The Board may by resolution determine the expenses in the performance of such services for which a director is entitled to reimbursement.
Section 2.16. Reliance on Accounts and Reports, etc. A director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 2.17. Chairman of the Board. A Chairman of the Board shall be appointed by a majority of the directors of the Board. The Chairman shall have the power to call special meetings of stockholders and to call special meetings of the Board. If present, the Chairman of the Board shall preside at meetings of the stockholders and of the Board. The Chairman of the Board shall have such other powers and duties customarily and usually associated with the office of the Chairman of the Board, as well as any additional powers and duties as may be from time to time assigned to him or her by the Board.
ARTICLE III

COMMITTEES
Section 3.01. How Constituted. The Board shall have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Executive Committee, Finance & Risk Committee and such other committees as the Board may determine (each, a “Committee” and collectively, the “Committees”). Each Committee shall consist of such number of directors as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such Committee by the Board and, in the case of the Executive Committee, as provided in Section 3.07 of these By-laws, but no Committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these By-laws or (c) as may otherwise be excluded by the Certificate of Incorporation. Any Committee may be abolished or re-designated from time to time by the Board.
Section 3.02. Members and Alternate Members. The members of each Committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the Committee. An alternate member shall be given all notices of Committee meetings, may attend any meeting of the Committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member or alternate member of any Committee (whether designated at an annual meeting of the Board or to fill a vacancy on such Committee or otherwise) shall hold office as a Committee member or alternate member, as applicable, until his or her successor shall have been designated or until he or she shall cease to be a director, or until his or her earlier death, resignation or removal.
Section 3.03. Committee Procedures. A quorum for each Committee shall be a majority of its members, unless the Committee has only one or two members, in which case a quorum shall be one member, or unless a greater quorum is established by the Board. The vote of a majority of the Committee members present at a meeting at which a quorum is present shall be the act of the Committee. Each Committee shall keep regular minutes of its meetings and report to the Board when required. The Board may adopt other rules and regulations for the government of any Committee not inconsistent with the provisions of these By-laws, and each Committee may adopt its own rules and regulations of government, to the extent not inconsistent with these By-laws or rules and regulations adopted by the Board.
Section 3.04. Meetings and Actions of Committees. Meetings and actions of each Committee shall be governed by, and held and taken in accordance with, the provisions of the following sections of these By-laws, with such By-laws being deemed to refer to the Committee and its members in lieu of the Board and its members:
(a) Section 2.04 (to the extent relating to place and time of regular meetings);
(b) Section 2.05 (relating to special meetings);
(c) Section 2.06 (relating to notice and waiver of notice);
(d) Sections 2.08 and 2.10 (relating to telephonic communication and action without a meeting); and
(e) Section 2.09 (relating to adjournment and notice of adjournment). Special meetings of Committees may also be called by resolution of the Board.
Section 3.05. Resignations and Removals. Any member (and any alternate member) of any Committee may resign from such position at any time by delivering notice of resignation in writing or by electronic transmission, signed by such member, to the Chairman of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any member (and any alternate member) of any Committee may be removed from such position by the Board at any time, either for or without cause.
Section 3.06. Vacancies. If a vacancy occurs in any Committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A Committee vacancy may be filled only by the Board subject to Section 3.01 of these By-laws.
Section 3.07. Executive Committee. During the intervals between the meetings of the Board, the Executive Committee, except as otherwise provided in this Article III and subject to the Certificate of Incorporation, and these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.
The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to any and all papers which may require it.
ARTICLE IV

OFFICERS
Section 4.01. Officers. The Board shall elect a Chief Executive Officer and President (which offices shall be held by the same person) and a Secretary as officers of the Corporation. The Board may also elect a Treasurer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board may determine (including a Chief Financial Officer). In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person. No officer need be a director of the Corporation.

Section 4.02. Election. The officers of the Corporation elected by the Board shall serve at the pleasure of the Board. Officers and agents appointed pursuant to delegated authority as provided in Section 4.01 (or, in the case of agents, as provided in Section 4.06) shall hold their offices for such terms as may be determined from time to time by the appointing officer. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.
Section 4.03. Compensation. The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the Board or in the manner established by the Board.
Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board. Any officer granted the power to appoint subordinate officers and agents as provided in Section 4.01 may remove any subordinate officer or agent appointed by such officer, for or without cause. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board or the Chief Executive Officer and President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.
Section 4.05. Authority and Duties of Officers. An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as are specified in these By-laws, (c) to the extent not inconsistent with law or these By-laws, as may be specified by resolution of the Board and (d) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.01 and, unless otherwise prescribed by the By-laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office.
Section 4.06. Chief Executive Officer and President. The Chief Executive Officer and President shall, unless otherwise provided by the Board, be the chief executive officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise provided by the Board, he or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer, president or a chief operating officer of a corporation. He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. He or she shall have the authority to cause the employment or appointment of such employees or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the Board. The Chief Executive Officer and President

shall have the duties and powers of the Treasurer if no Treasurer is elected and shall have such other duties and powers as the Board may from time to time prescribe.
Section 4.07. Vice Presidents. If one or more Vice Presidents have been elected, each Vice President shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Board or the Chief Executive Officer and President. In the event of absence or disability of the Chief Executive Officer and President, the duties of the Chief Executive Officer and President shall be performed, and his or her powers may be exercised, by such Vice President as shall be designated by the Board or, failing such designation, by the Vice President in order of seniority of election to that office.
Section 4.08. Secretary. Unless otherwise determined by the Board, the Secretary shall have the following powers and duties:
(a) The Secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders, the Board and any Committees thereof in books provided for that purpose.
(b) The Secretary shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.
(c) Whenever any Committee shall be appointed pursuant to a resolution of the Board, the Secretary shall furnish a copy of such resolution to the members of such Committee.
(d) The Secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all documents and instruments that the Board or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.
(e) The Secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-laws.
(f) The Secretary shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class or series issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each such holder became a holder of record.
(g) The Secretary shall sign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board.
(h) The Secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-laws or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer and President.

Section 4.09. Treasurer. Unless otherwise determined by the Board, the Treasurer, if there be one, shall be the Chief Financial Officer of the Corporation and shall have the following powers and duties:
(a) The Treasurer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.
(b) The Treasurer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the Board or the Chief Executive Officer and President, or by such other officers of the Corporation as may be authorized by the Board or the Chief Executive Officer and President to make such determinations.
(c) The Treasurer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board or the Chief Executive Officer and President may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.
(d) The Treasurer shall render to the Board or the Chief Executive Officer and President, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.
(e) The Treasurer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.
(f) The Treasurer may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing shares of stock of the Corporation the issuance of which shall have been authorized by the Board.
(g) The Treasurer shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-laws or as may be assigned to the Treasurer from time to time by the Board or the Chief Executive Officer and President.
ARTICLE V

CAPITAL STOCK
Section 5.01. Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, except to the extent that the Board has provided by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have, and the Board may in its sole discretion permit a holder of uncertificated shares to receive upon request, a certificate signed by the appropriate officers of the Corporation, certifying the number and class of shares owned by such holder. Such certificate shall be in such form as the Board may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-laws.
Section 5.02. Facsimile Signatures. Any or all signatures on the certificates referred to in Section 5.01 of these By-laws may be in facsimile form. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 5.03. Lost, Stolen or Destroyed Certificates. A new certificate may be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed only upon delivery to the Corporation of an affidavit of the owner or owners (or their legal representatives) of such certificate, setting forth such allegation, and a bond or other undertaking as may be satisfactory to a financial officer of the Corporation designated by the Board to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
Section 5.04. Transfer of Stock.
(a) Transfer of shares represented by certificates shall be made on the books of the Corporation upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, and otherwise in compliance with applicable law. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) and 218(a) of the DGCL. Shares that are not represented by a certificate shall be transferred in accordance with applicable law. Subject to applicable law, the provisions of the Certificate of Incorporation and these By-laws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
(b) The Corporation may enter into agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.
Section 5.05. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.
Section 5.06. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

INDEMNIFICATION
Section 6.01. Indemnification.
(a) In General. The Corporation shall indemnify, to the full extent permitted by the DGCL and other applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that (x) such person is or was serving as a director or officer of the Corporation, or (y) such person is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by such person in such capacity, and who satisfies the applicable standard of conduct set forth in the DGCL or other applicable law:
(i) in a proceeding other than a proceeding by or in the right of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf in connection with such proceeding and any appeal therefrom if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, or in a proceeding by or in the right of the Corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf in connection with the defense or settlement of such proceeding and any appeal therefrom if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation provided that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the “Court of Chancery”), or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(b) Indemnification in Respect of Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 6.01(a) or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(c) Indemnification in Respect of Proceedings Instituted by Indemnitee. Notwithstanding anything herein to the contrary, Section 6.01(a) does not require the Corporation to indemnify a present or former director or officer of the Corporation in respect of a proceeding (or part thereof) instituted by such person on his or her own behalf, unless such proceeding (or part thereof) has been authorized by the Board or the indemnification requested is pursuant to the last sentence of Section 6.03 of these By-laws.
Section 6.02. Advance of Expenses. The Corporation shall to the fullest extent permitted by law advance all expenses (including reasonable attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such proceeding upon written request of such person and delivery of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VI or otherwise. The Corporation may authorize any counsel for the Corporation to represent (subject to applicable conflict of interest considerations) such present or former director or officer in any proceeding, whether or not the Corporation is a party to such proceeding.
Section 6.03. Procedure for Indemnification. Any indemnification under Section 6.01 of these By-laws or any advance of expenses under Section 6.02 of these By-laws shall be made only against a written request therefor (together with supporting documentation) submitted by or on behalf of the person seeking indemnification or advance. Indemnification may be sought by a person under Section 6.01 of these By-laws in respect of a proceeding only to the extent that both the expenses and liabilities for which indemnification is sought and all portions of the proceeding relevant to the determination of whether the person has satisfied any appropriate standard of conduct have become final. A person seeking indemnification or advance of expenses may seek to enforce such person’s rights to indemnification or advance of expenses (as the case may be) in the Delaware Court of Chancery to the extent all or any portion of a requested indemnification has not been granted within 90 days of, or to the extent all or any portion of a requested advance of expenses has not been granted within 20 days of, the receipt of such request by the Corporation. All reasonable expenses (including reasonable attorneys’ fees) incurred by such person in connection with successfully establishing such person’s right to indemnification or advancement of expenses under this Article VI, in whole or in part, shall also be indemnified by the Corporation.
Section 6.04. Burden of Proof.
(a) In any proceeding brought to enforce the right of a person to receive indemnification to which such person is entitled under Section 6.01 of these By-laws, the Corporation has the burden of demonstrating that the standard of conduct applicable under the DGCL or other applicable law was not met. A prior determination by the Corporation (including its Board or any Committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct does not itself constitute evidence that the claimant has not met the applicable standard of conduct.
(b) In any proceeding brought to enforce a claim for advances to which a person is entitled under Section 6.02 of these By-laws, the person seeking an advance need only show that he or she has satisfied the requirements expressly set forth in Section 6.02 of these By-laws.
Section 6.05. Contract Right; Non-Exclusivity; Survival.
(a) The rights to indemnification and advancement of expenses provided by this Article VI shall be deemed to be separate contract rights between the Corporation and each director and officer who serves in any such capacity at any time while these provisions as well as the relevant provisions of the DGCL are in effect, and no repeal or modification of any of these provisions or any relevant provisions of the DGCL shall adversely affect any right or obligation of such director or officer existing at the time of such repeal or modification with respect to any state of facts then or previously existing or any proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such “contract rights” may not be modified retroactively as to any present or former director or officer without the consent of such director or officer.
(b) The rights to indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other indemnification or advancement of expenses to which a present or former director or officer of the Corporation seeking indemnification or advancement of expenses may be entitled by any agreement, vote of stockholders or disinterested directors, or otherwise.
(c) The rights to indemnification and advancement of expenses provided by this Article VI to any present or former director or officer of the Corporation shall inure to the benefit of the heirs, executors and administrators of such person.
Section 6.06. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, manager or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person’s behalf in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.
Section 6.07. Employees and Agents. The Board, or any officer authorized by the Board generally or in the specific case to make indemnification decisions, may cause the Corporation to indemnify any present or former employee or agent of the Corporation in such manner and for such liabilities as the Board may determine, up to the fullest extent permitted by the DGCL and other applicable law.
Section 6.08. Interpretation; Severability. Terms defined in Sections 145(h) or 145(i) of the DGCL have the meanings set forth in such sections when used in this Article VI. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE VII

OFFICES
Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the location provided in the Certificate of Incorporation.

Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board may from time to time determine or as the business of the Corporation may require.
ARTICLE VIII

GENERAL PROVISIONS
Section 8.01. Dividends.
(a) Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board and any such dividend may be paid in cash, property or shares of the Corporation’s stock out of its surplus, as defined in the DGCL, or in the case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
(b) A member of the Board, or a member of any Committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.
Section 8.02. Reserves. There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation, and the Board may similarly modify or abolish any such reserve.
Section 8.03. Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, any of the Chief Executive Officer, the Chief Financial Officer, the President, the Secretary or any Vice President, or any officer or agent of the Corporation authorized by the Board or by the Chief Executive Officer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such execution or signature shall be binding upon the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.
Section 8.04. Voting as Stockholder. Unless otherwise determined by resolution of the Board, the Chief Executive Officer and President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders or securityholders of any entity in which the Corporation may hold stock or other securities, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock or other securities at any such meeting, or through action without a meeting. The Board may by resolution from time to time confer such power and authority (in general or confined to specific instances) upon any other person or persons.
Section 8.05. Fiscal Year. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall commence on the first day of January of each year and shall terminate in each case on December 31.
Section 8.06. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “Delaware”. The form of such seal shall be subject to alteration by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced or may be used in any other lawful manner.
Section 8.07. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board.
Section 8.08. Electronic Transmission. “Electronic transmission,” as used in these By- laws, means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
ARTICLE IX

AMENDMENT OF BY-LAWS
Section 9.01. Amendment. Subject to the provisions of the Certificate of Incorporation, these By-laws may be amended, altered or repealed:
(a) by the affirmative vote of at least a majority of the directors then in office at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, or
(b) by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock entitled to vote at any annual or special meeting of stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.
ARTICLE X

CONSTRUCTION
Section 10.01. Construction. In the event of any conflict between the provisions of these By-laws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.

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